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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT

                                     State of                    Name under which
Name                               Incorporation             subsidiary does business
----                               -------------             ------------------------
Tribeworks Development              California                Tribeworks Development
   Corporation                                                   Corporation